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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           SEPTEMBER 22, 1999
                                                -------------------------------



                                    E4L, Inc.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



       DELAWARE                      I-6715                    13-2658741
--------------------------    ------------------------    ---------------------
(State or Other Juris-        (Commission File Number)    (IRS Employer Identi-
 diction of Incorporation)                                     fication No.)


15821 Ventura Boulevard, 5th Floor, Los Angeles, Ca                91436
---------------------------------------------------             ----------
(Address of principle executive offices)                        (Zip Code)


Registrant's telephone number, including area code    818-461-6400
                                                      ------------

-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                      ------------------------------------


                     Exhibit Index appears on Page 4 hereof.


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ITEM 5.           OTHER EVENTS.

         On September 22,1999, e4L, Inc. ("e4L") announced that it had executed a definitive agreement to acquire Flageoli Limited, a Nevada limited liability company ("Flageoli"). Flageoli produces and distributes the "Serious Skin Care" line of skin care and cosmetics products and other ancillary businesses. Flageoli is currently owned by three corporations, which will be acquired by e4L in order to effect the acquisition. The agreement provides that the three corporations that own Flageoli will merge with and into a subsidiary of e4L and each of the owners of the three corporations will receive from e4L their pro rata share, calculated in accordance with their respective ownership interests, of approximately $30,000,000 in cash (the "Cash Portion") and shares of e4L's newly created Series G Convertible Preferred Stock (the "Series G Preferred Stock") with an aggregate stated value of $30,000,000. The Cash Portion will be financed by e4L through the issuance of the secured senior subordinated notes and warrants of e4L described below. The Series G Preferred Stock is convertible into the number of shares of e4L common stock as is determined by dividing (i) the aggregate stated value of the shares of Series G Preferred Stock being converted by (ii) approximately $7.50 per share; PROVIDED, that if the market price of e4L's common stock is below $7.50 per share at the time of conversion, the conversion will be adjusted to reflect the market price of e4L's common stock at the time of conversion.

     On September 27, 1999, e4L announced that it had executed a letter of intent (the "Letter of Intent") with a lender (the "Lender") wherein the Lender agreed, subject to certain terms and conditions, to purchase $37,500,000 aggregate principal amount of secured senior subordinated notes (the "Notes") in two tranches. The Letter of Intent contemplates that the Lender shall purchase $7,500,000 aggregate principal amount of the Notes (the "Tranche A Notes") in the first tranche scheduled to close on or prior to October 15, 1999 and $30,000,000 aggregate principal amount of the Notes (the "Tranche B Notes") in the second tranche scheduled to close on or about November 30, 1999. The proceeds of the Tranche A Notes shall be used primarily for working capital and the proceeds of the Tranche B notes shall be used primarily to fund the Cash Portion. The Notes shall mature 42 months from the relevant closing date; PROVIDED, that if the closing related to the Tranche B Notes does not occur by January 31, 2000, the Tranche A Notes shall mature on May 31, 2000. The Tranche A Notes shall bear interest at 15% per annum until the Tranche B Notes are issued and thereafter bear interest at 13.5% per annum. The Tranche B Notes bear interest at 13.5% per annum. The Notes shall be guaranteed by all of e4L's subsidiaries and secured by all of the assets of e4L and its subsidiaries. The rights of the holders of the Notes shall be subordinated to the rights of e4L's senior lender pursuant to an intercreditor agreement to be negotiated with the senior lender. In addition, at the closing related to the Tranche A Notes, the Lender shall be issued warrants ("Warrants") to purchase 4,000,000 shares of the common stock of e4L, exercisable for a ten year period at the closing price of e4L's common stock on the trading day prior to the applicable issue date. In the event that a closing with respect to the Tranche B Notes does not take place, the Lender has agreed to return to e4L warrants to purchase 3,000,000 shares of e4L's common stock. The Lender shall have registration rights with respect to the common stock underlying the Warrants.

         e4L intends to seek the approval of its shareholders for the Flageoli transaction and the transactions contemplated by the Letter of Intent.

         A copy of the press release announcing the execution of the agreement relating to the acquisition of Flageoli and the press release announcing the execution of the Letter of Intent are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.



                                       -2-

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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (c)      Exhibits

         99.1     Press Release dated September 22, 1999.
         99.2     Press Release dated September 27, 1999.



                                       -3-

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             E4L, INC.
                                             (Registrant)


Date: September 30, 1999                By:      /s/ Daniel M. Yukelson
                                           ------------------------------------
                                        Name:  Daniel M. Yukelson
                                        Title: Executive Vice President/Finance
                                               and Chief Financial Officer



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                                  EXHIBIT INDEX

NO.
---

99.1     Press Release dated September 22, 1999.
99.2     Press Release dated September 27, 1999.